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EXHIBIT 10.26
002 (NON-STANDARDIZED)

             NE RESTAURANT COMPANY, INC. SAVINGS AND INVESTMENT PLAN
                            SUMMARY PLAN DESCRIPTION

                            TABLE OF CONTENTS OMITTED


I.  INTRODUCTION

         This is a summary of the NE Restaurant Company, Inc. Savings and Investment Plan (the "Plan") which has recently been amended. The purpose of the Plan is to provide retirement income for those eligible to participate by permitting employees to make pre-tax contributions to the Plan. The effective date of this amendment is April 29, 1999.

         We prepared this Summary to comply with a legal requirement for a "summary plan description," describing your rights and obligations as a Participant in the Plan in language which should be easy for you to understand.

         This Plan is intended to comply with Section 404(c) of the Employee Retirement Income Security Act of 1974 (ERISA). Under Section 404(c), employees who make investment decisions for the Plan assets are responsible for those investment decisions. Plan fiduciaries (including the Employer and the Plan Trustee) may be relieved of liability for any losses which are the result of investment decisions made by you. Also, since you make the investment decisions, any proxies relating to any of the investment choices will be forwarded to you for your vote.

         Under the NE Restaurant Company, Inc. Savings and Investment Plan, you are responsible for investing all Contributions made to the Plan on your behalf.

         The current investment choices are:

                          Scudder Cash Investment Trust
                               Scudder Income Fund
                   Scudder Pathway Series - Balanced Portfolio
                        Scudder Large Company Value Fund
                        Scudder Large Company Growth Fund
                           Scudder International Fund

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         The following information about these investment choices is provided in the Plan materials with which you have been provided:

         - investment objectives
         - risk and return characteristics.

         Investment instructions may be made by calling Pilot, Scudder's Voice Response System, at 1-800-541-7705 or by any other means acceptable to the Plan Administrator. For more information, including any of the following, please contact Human Resources:

         - Annual operating expenses and expense ratios for investment alternatives;

         - Copies of prospectuses, reports, and financial statements of investment alternatives;

         - List of assets within an investment alternative (other than mutual funds);

         - Information on the share/unit value of each investment alternative;

         - Information on the performance of the investment alternatives; and

         - Information on the value of shares/units in the investment alternatives held by you.


         Please remember that this is only a Summary and therefore cannot cover all the details of the Plan or act as a substitute for the Plan document, which contains all of the provisions of the Plan. In addition, we may have unintentionally left out or misstated some items. If there is any inconsistency between this Summary and the actual provisions of the Plan, the actual provisions set forth in the Plan document will control.

        If you have any questions about the Plan or about your benefits under the Plan, please contact your Plan Administrator.

2.  DEFINITIONS

         Listed below are definitions for some terms that are used throughout this Summary and the Plan. Since these words may have technical meanings slightly different from their ordinary meanings, please refer to these definitions when you are reading this Summary or the Plan document.

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"COMPENSATION"

         Compensation can have different meanings for different purposes under the Plan.

         CONTRIBUTIONS: For purposes of determining or allocating the Salary Reduction Contributions, Employer Profit Sharing Contributions and Employer Matching Contributions.

         Compensation means NON-SAFE HARBOR ALTERNATIVE DEFINITION (I.E., W-2, the definition of Compensation, for federal tax withholding BUT excluding the bonuses; commissions; such other items as car allowances, fuel reimbursement, stock options and moving expenses.

         This definition of Compensation shall include a Participant's Salary Reduction Contributions, and other amounts, which are excluded from an Employee's gross income pursuant to Code Sections 125, 402(a)(8),
402(h)(1)(B) and 403(b).

         For the purpose of determining or allocating Employer Profit Sharing Contributions and/or Employer Matching Contributions the definition of Compensation shall be determined by not taking into account amounts paid during that portion of the Plan Year during which the Employee is not eligible to participate in the Plan.

         NON-DISCRIMINATION TESTING: For purposes of the various non-discrimination tests required under the Internal Revenue Code, the above definition Compensation shall not take into account amounts paid during that portion of the Plan Year during which the Employee is not eligible to make a salary reduction election.

         LIMITATION ON TOTAL ALLOCATIONS: FOR PURPOSES OF THE IRS'S LIMITATION ON TOTAL ALLOCATIONS (WHICH COULD LIMIT THE TOTAL AMOUNT, INCLUDING ALL CONTRIBUTIONS AND ANY FORFEITURES ALLOCATED TO A PARTICIPANT'S ACCOUNT(S) UNDER THE PLAN IN ONE YEAR), THE MAXIMUM AMOUNT OF COMPENSATION, WHICH MAY BE CONSIDERED UNDER THE PLAN IS LIMITED TO $150,000, AS INDEXED FOR INFLATION ($160,000 FOR 1999, INCREASING TO $170,000 FOR 2000).

         If you are self-employed, Compensation means "earned income" as defined by the Internal Revenue Code.

"EMPLOYER"

         Employer means NE Restaurant Company, Inc., any successor organization adopting this Plan, (including Bertucci's Restaurant Corp.) and all organizations and entities that are required by the Internal Revenue Code to be aggregated with NE Restaurant Company, Inc.

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"HIGHLY COMPENSATED EMPLOYEE"

         Highly Compensated Employee is an employee who:

         - owns or owned more than 5% of the Employer during the Plan Year or the preceding Plan Year; or

         - earned more than $80,000 (as indexed for inflation) in annual Compensation from the Employer during the preceding Plan Year.

"HOURS OF SERVICE"

         Hours of Service means any hours for which you are either paid or entitled to be paid by the Employer for performing duties or for other reasons such as vacation, holidays, sick days, maternity or paternity leave, disability, jury or military duty, layoff or authorized leave of absence. When calculating your Hours of Service for each week, during which you work at least one hour for the Employer, your Employer will credit you with the actual number of hours for which you performed services for the Employer during that week.

         Please note any Hours of Service that you may have accumulated for reasons other than performing duties, such as vacation, maternity leave, etc., cannot exceed 501 hours for each continuous period during which you do not perform any duties.

"KEY EMPLOYEE"

         Key Employee is an employee who at any time during the Plan Year, or any of the preceding four Plan Years, is one or more of the following:

         - An individual owning more than 5% of the business;

         - An individual owning more than 1% of the business and earning more than $150,000;

         - An officer of the business earning more than $45,000 (as indexed for inflation; $65,000 for 1999); or

         - One of the 10 employees earning more than $30,000 and owning the largest interest in the business.

"ONE-YEAR BREAK IN SERVICE"

         For the purpose of determining Years of Service on the Elapsed Time Method, a One-Year Break in Service is a 12 consecutive month Period of Severance, beginning on your Severance from Service Date. The Severance from Service Date of an Employee who is absent from Service by reason of maternity/paternity leave of absence is the second anniversary of the first date of such absence.

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         For the purpose of determining Years of Service on the 1,000 Hours of
         Service Method, a One-Year Break in Services is 12 month period during which you fail to complete 500 or more Hours of Service. The 12 month periods are measured from the day you began working for the Employer or an anniversary of that date.

"PARTICIPANT"

         Participant means an employee who has satisfied the eligibility requirements of the Plan and is thereby eligible to participate in the Plan. See Section 3 of this Summary for the Plan's eligibility requirements.

"PERIOD OF SERVICE"

       Period of Service means the Employer-Employee relationship, which begins on your date of employment and continues until your Severance from Service Date. (Note: Your Period of Service will include any Period of Severance beginning on your Severance from Service Date that is less than 12 months.)

"PERIOD OF SEVERANCE"

         Period of Severance equals the period of time commencing on your Severance from Service Date and ending on the date you are re-employed.

         Your Severance from Service Date will be the earlier of 1, 2, or 3 below:

         1. The date you terminate employment.

         2. The second anniversary of the first day you are absent from Service for maternity or paternity leave of absence.

         3. The first anniversary of the first day you separate from service for any other reason such as authorized leave of absence, sickness, vacation, etc., after which you do not return to work.


"PLAN YEAR"

         Plan Year means the 12-month period ending on the last day of December over which Plan records are maintained.

"TOP HEAVY"

         Top Heavy describes a Plan in which the sum of account balances of Key Employees (defined above) exceeds 60% of the sum of account balances of all Participants.

"VESTING YEAR"

         You will be credited with a Vesting Year for each Year of Service you accrue on the vesting schedule. (See "Vesting of Contributions" on page
         12).

         When calculating your Vesting Years, the Employer will include your employment:

         - before this Plan or predecessor plan was established.

         - before the first Plan Year in which you reached the age of 18.


"YEAR OF SERVICE"

         A Year of Service is typically used to determine Vesting and Forfeitures under the Plan and is measured beginning on your date of employment (or reemployment) with the Employer or an anniversary of that date.

         For the purpose of determining a Vesting Year, calculated on the Elapsed Time Method, a Year of Service is a Period of Service equaling 12 months. Service counted in computing Years of Service need not be consecutive or continuous, and all fractional Periods of Service Shall be aggregated.

         For the purpose of determining a Vesting Year, calculated on the Hours of Service Method, a Year of Service is a 12 consecutive month period during which you have worked at least 1,000 Hours of Service. Prior to April 29, 1999, this method was used to calculate the Vesting Years for employees who were formerly in the N.E. Restaurant Company, Inc. 401(k) Profit Sharing Plan.

         Effective April 29, 1999, Vesting Years will be calculated by the Elapsed Time Method for all eligible employees. It is intended that each Employee will have a vesting percentage equal to the percentage earned under the document prior to April 29, 1999. In order to measure Years of Service under the Elapsed Time Method, the "deemed date of employment" will be set for employees who were formerly in the N.E. Restaurant Company, Inc. 401(k) Profit Sharing Plan. The "deemed date of employment" will be the earlier of
(1) the employee's first Hour of Service or (2) the first day of the Plan Year in which the employee earned credit for his first Year of Service under the 1,000 Hours of Service Method.

3.  BELONGING TO THE PLAN

         Before you become a Participant in the Plan, you must satisfy certain eligibility requirements. These requirements are explained in this section.

         You have the right to make Salary Reduction to the Plan after you complete four (4) consecutive Months of Service for the Employer.

         You will also have the right to receive Employer Profit Sharing and Matching Contributions made to the Plan after you complete four (4) consecutive Months of Service for the Employer.

         All employees who have completed the necessary length of service stated above and who are at least 21 years of age are eligible to participate except:

         - Non-resident aliens who work for the Employer outside of the United States;

         - Individuals covered by a collective bargaining contract (please refer to the Plan document for specific details);

         - Hourly Employees, who are not considered Corporate Administrative Employees;

         - Leased Employees;

         - Individuals defined as Highly Compensated Employees.

         You will become a Participant in the Plan on the first day of the next month after you complete all of the above applicable requirements.

         If you terminate employment with the Employer after you begin participating in the Plan, or after meeting the Plan's eligibility requirements but before becoming a Participant in the Plan, and are later rehired by the Employer (as an employee eligible to participate in the Plan) you may begin participating in the Plan immediately upon rehire.

4. CONTRIBUTIONS TO THE PLAN

                             EMPLOYEE CONTRIBUTIONS

SALARY REDUCTION CONTRIBUTIONS

         You may elect to have part of your Compensation contributed to the Plan through the salary reduction agreement.

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These contributions are called "Salary Reduction Contributions." The minimum percent of your Compensation that you may contribute is 1%, and the maximum percent of your Compensation that you are allowed to contribute is 20%.

         Your Salary Reduction Contributions are limited for each calendar year to $7,000, as indexed for inflation. For 1999, the indexed limit was $10,000 and for 2000, the limit is $10,500. If you contribute more than is allowed for any year, you should notify the Employer between January 1 and March 1 of the following year so that the Employer will be able to have the excess removed by April 15th of that same following year to avoid any tax penalty.

ROLLOVER CONTRIBUTIONS

         If the Plan Administrator allows it, you may make a Rollover Contribution to the Plan from another tax-qualified plan. You must either make a Rollover Contribution within 60 days of receiving the Rollover amount or have the amount directly rolled over from your prior plan (or a conduit
IRA). In most cases, the Plan Administrator will require that you state in writing that the amount is eligible for a Rollover according to the Internal Revenue Code requirements. Any Rollover Contributions and their earnings are always 100% vested.

                             EMPLOYER CONTRIBUTIONS

PROFIT SHARING CONTRIBUTIONS

         Each Plan Year, the Employer, at its discretion, may make a Profit Sharing Contribution to the Plan.

         You will qualify to receive an allocation of any discretionary Profit Sharing Contributions if you are a Participant who received Compensation during the Plan Year and if you were employed on the last day of the Plan Year, or your retired, became disabled or died during the Plan Year.

         The Employer's Profit Sharing Contribution will be allocated to eligible Participants in the ratio that each Participant's Compensation (see Definition Section of this Summary) for the Plan Year bears to the Total Compensation paid to all Participants for the Plan Year. For Example:


Total Profit                  Participant's Compensation for               Amount Credited to the
Sharing                       the Plan Year                                Participant's Account
Contribution            X     -----------------------------         =
                             Total Compensation for the Plan
                             Year of all eligible Participants

EMPLOYER MATCHING CONTRIBUTIONS

         Each Plan Year, the Employer will make a Matching Contribution which will be determined based on the Plan Year.

         Your Employer will match 25% of your Salary Reduction Contribution. The Employer will not, however match any contributions you have made in excess of 6% of your Compensation.

                            TAXATION OF CONTRIBUTIONS

         All contributions made to your Account are not currently subject to federal, and most state, income taxes, but will be subject to federal, and possibly state and local, income taxation along with their earnings when benefits are later paid to you or your beneficiaries. Also, any distributions you receive before reaching the age of 59 1/2 will be subject to a 10% IRS early withdrawal penalty, unless the distribution is:

         1)     Paid on account of your disability;

         2) Paid to you after you separate from service, in substantially equal payments based on your life expectancy or the joint life expectancy of you and your beneficiary (provided that the payments continue without modification until the later of 5 years or age 59 1/2);

         3) Paid to you on account of a separation from service after you have reached age 55;

         4)     Paid on account of your death;

         5) Paid to a spouse, ex-spouse or other party pursuant to a qualified domestic relations order; or

         6) Paid for medical expenses (only to the extent such expenses would be deductible).

                            VESTING OF CONTRIBUTIONS

         All contributions that YOU make to the Plan and any earnings thereon, are fully vested and non-forfeitable when made. To the extent assets are "vested," they are "non-forfeitable" and may not be lost or taken away, even if you leave your job.

         Unless, you were formerly in the N.E. Restaurant Company, Inc. 401(k) Profit Sharing Plan, all Profit Sharing Contributions and Matching Contributions made by the Employer on your behalf, and any earnings on those contributions, will vest and become non-forfeitable at the following rate:

           Vesting Years                    Percentage Vested
                 1                                 25%
                 2                                 50%
                 3                                 75%
                 4                                100%

         For Employees who were formerly in the N.E. Restaurant Company, Inc. 401(k) Profit Sharing Plan, the following vesting schedule applies to Employer Profit Sharing and Matching Contributions:

                     Vesting Years        Percentage Vested
                          1                       25%
                          2                       50%
                          3                      100%


Contact your Plan Administrator if you want further detail on how Years of Service or Vesting Years are counted under the Plan.

                            TERMINATION OF EMPLOYMENT

CONTRIBUTIONS AFTER TERMINATION OF EMPLOYMENT AND ELIGIBILITY UPON REHIRE

         If you are a Plan Participant and you leave your job with the Employer, you will no longer be eligible to participate in the Plan. You may, however, be entitled to receive an allocation of any Employer Contributions for the Plan Year during which you terminated employment. If you return to work for the Employer, you will immediately become a Participant in the Plan again (provided you are a member of an eligible class of employees) and will be able to make Salary Reduction Contributions again. The extent to which you may be eligible to receive an allocation of any Employer Contributions either for the Plan Year during which you terminated employment or during which you are rehired will depend on the Plan's allocation requirements (see "EMPLOYER CONTRIBUTIONS," above).

VESTING AND FORFEITURES

         If you separate from service before you are 100% vested, you will be entitled to take distribution of only the VESTED portion of your account(s). The non-vested portion will be forfeited. However, if you return to work within a certain period of time, generally 5 years, and repay to the Plan the amount of Employer Contributions and earnings you previously received, the Employer will reinstate your account with the amount that was forfeited. You will generally have 5 years measured from the date you originally separated from service to repay to the Plan the amount you took as a distribution.

         You should check with the Plan Administrator for more detailed information concerning these rules and their application to your situation.

         If you decide to leave your account balance(s) in the Plan, the Employer will not forfeit the non-vested portion until you have incurred five (5) consecutive One-Year Breaks in Service (refer to the definition of "One-Year Break in Service" above, as it relates to Vesting and Forfeitures), or until you elect to take a distribution of your vested portion, whichever is earlier.

         Forfeitures will be applied to reduce the Employer's obligation to make a fixed contribution (E.G., Matching or fixed Profit Sharing
Contributions) for the Plan Year following the Plan Year in which the forfeiture occurred.

         If you return to work for the Employer, and again participate in the Plan, any Vesting Years you accumulated before you left your job will be used in determining the vested portion of any subsequent Employer Contributions you may receive. The extent to which your future service with the Employer may be used to increase the vested portion of Employer Contributions you received PRIOR TO separation (assuming these amounts either remained in the Plan or were repaid to the Plan following your rehire) depends on how many One-Year Breaks in Service (refer to the definition of One-Year Break in Service, above, as it relates to Vesting and Forfeitures) you incurred before you were re-hired. If you were not fully vested at the time you left your job but you did not incur five (5) consecutive One-Year Breaks in Service, any Vesting Service you accumulate after re-hire will be counted in determining the vested portion of the Employer Contributions you received prior to your separation from service. If you did incur five (or more) consecutive One-Year Breaks in Service, the vested portion of the Employer Contributions you received prior to separation will not be increased on account of your subsequent service and the non-vested portion will remain forfeited.

5.  BENEFITS AND DISTRIBUTIONS FROM THE PLAN

                             TIMING OF DISTRIBUTIONS

NORMAL DISTRIBUTION TIME

         Your Normal Retirement Date will occur when you reach the age of 59 1/2. Unless you elect otherwise, distribution of your account balance generally will begin following the end of the Plan Year in which you either reach your Normal Retirement Date or you stop working for the Employer, whichever is later.

         In certain circumstances, however, you may be required to begin receiving distributions even though you are still working for the Employer. If you are NOT a 5% owner, you are required to begin receiving required minimum distributions ("RMDs") not later than April 1st of the calendar year following the LATER of (i) the date you attain age 70 1/2, or (ii) the date you retire from service for the Employer. If yOU are a 5% owner, however, you are required to begin receiving RMDs not later than April 1st of the calendar year following the year in which you attain age 70 1/2 -- regardless of whether you are still employed by the Employer. In any event, you must continue receiving RMDs by December 31st of each year following the year in which you attained age 70 1/2 or retired.

         If you do not receive your RMD for any year, you will be subject to an IRS penalty equal to 50% of the amount you did not receive by the deadline.

OTHER DISTRIBUTION TIMES

         As a general rule, you may elect an earlier time for distribution to begin, provided that distributions do not begin before you have reached your Normal Retirement Date, become disabled, or separated from service with the Employer. (Note: in certain circumstances you may have earlier access to your benefits under the Plan as described in "IN-SERVICE WITHDRAWALS" or "HARDSHIP WITHDRAWALS", below.)

CONSENT TO DISTRIBUTION

         If your Plan account balance (excluding your Rollover Account) is $5,000 or less, the Plan Administrator may authorize distribution of your Plan accounts in a single lump sum payment without your consent, once you have reached a time when distributions can begin (E.G., your termination of employment). If your account balance (excluding your Rollover Account) is over $5,000, distributions cannot be made without your consent (except in the case of required minimum distributions, described in "NORMAL DISTRIBUTION TIME," above, or if necessary, to correct contributions made to your account(s) in excess of certain limits imposed by the Internal Revenue Code).

                             FORMS OF DISTRIBUTIONS
NORMAL DISTRIBUTION FORM

         Your vested account balance under the Plan will be distributed in the form of a single lump sum payment unless it exceeds $5,000 and you request one of the Optional Distribution Forms (described below).

OPTIONAL DISTRIBUTION FORMS

         Instead of the Normal Distribution Form, described above, you may elect to receive distribution of your vested account balance in one (or a reasonable combination) of the following Optional Distribution Forms:

         - Monthly installments over a period equal to the shorter of (i) 120 months or (ii) of your life expectancy (or the joint life expectancies of you and your spouse);

         - Installment payments in a fixed amount until the vested account balance are exhausted.

IN-SERVICE WITHDRAWALS

AGE 59 1/2

         You may withdraw all or a portion of your vested account balance once you have attained age 59 1/2, including the earnings, at any time, provided you give at least 30 days written notice to the Plan Administrator.

ROLLOVER CONTRIBUTIONS

         You may withdraw all or a portion of your Rollover Contributions, if any, as well as any earnings on those contributions at any time, provided you give at least 30 days written notice to the Plan Administrator.

EMPLOYER CONTRIBUTIONS

         If you are still employed by the Employer, you may request an in-service withdrawal from your Employer Profit Sharing Contributions Account and Employer Matching Contributions Account, provided you are 100% vested in those accounts and you are experiencing a financial hardship (see "HARDSHIP WITHDRAWALS" below) even if you have not yet attained your Normal Retirement Date.

SALARY REDUCTION CONTRIBUTIONS

         If you are still employed by the Employer, you may request an in-service withdrawal from your Salary Reduction Contribution Account (but not any earnings), provided you are experiencing a financial hardship (see "HARDSHIP WITHDRAWALS" below) even if you have not yet attained your Normal Retirement Date.

HARDSHIP WITHDRAWALS

         You are also eligible to receive an in-service withdrawal from your account in the event of an immediate and heavy financial need resulting from one or more of the following circumstances:

         1. Certain medical expenses for you, your spouse, or any of your dependents;

         2. Purchase of your principal residence (this does not include mortgage payments);

         3. Payment of tuition and certain related expenses for the next twelve months of post-secondary education for you, your spouse, your children or other dependents; or

         4. Payment to prevent your eviction from your principal residence or to prevent foreclosure on the mortgage on your principal residence.

         Hardship Withdrawals will be made in the form of a single, lump sum payment.

         Hardship Withdrawals may be taken from your Salary Reduction Contributions, Employer Profit Sharing Contributions and Employer Matching Contributions

         In the case of Salary Reduction Contributions, a Hardship Withdrawal may NOT include earnings on these contributions after December 31, 1988. In the case of Employer Profit Sharing Contributions and/or Employer Matching Contributions, a Hardship Withdrawal may include earnings (if any) on the contributions, but you must be 100% vested in your Employer Profit Sharing and/or Matching Contributions account(s) to receive a Hardship Withdrawal from those accounts.

         You must also satisfy the following conditions to receive a Hardship
Withdrawal:

       1. You must have taken all other permissible distributions or nontaxable loans from this Plan or any other plan of the Employer.

       2. You will not be permitted to make Salary Reduction Contributions for twelve months after you receive a hardship distribution.

       3. The Hardship Withdrawal may not exceed the amount of your immediate and heavy financial need (but may also include amounts necessary to pay any federal, state, or local income taxes or penalties likely to result from the distribution).

       4. For the year following the year in which you took the Hardship Withdrawal, the maximum amount that you will be allowed to contribute to the Plan as your Salary Reduction Contributions will be the difference between (a) the limit on Salary Reduction Contributions for that year ($7,000 as indexed for inflation; $10,500 for 2000) and (b) the amount you contributed to the Plan by Salary Reduction Contributions in the year you took the hardship distribution.

                          WITHHOLDING ON DISTRIBUTIONS

         Most distributions paid directly to you will be subject to a 20% federal income tax withholding requirement. (Certain state income tax withholding obligations may also apply.) This requirement cannot be waived. The withholding requirement may, however, be avoided under the following circumstances:

       1. If you receive substantially equal installment payments designed:

                a)     to be paid over a period of at least 10 years or

                b) to be paid for the duration of your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your beneficiary,

                the 20% withholding requirement will not apply.

       2. If all or a portion of the distribution is a "required minimum distribution" under Section 401(a)(9) of the Internal Revenue Code, the 20% withholding requirement will not apply to the portion that is a required minimum distribution.

       3. If your distribution is eligible for rollover treatment, you may have the distribution directly rolled over into an IRA or another qualified retirement plan (I.E., not paid to you) and the distribution will not be subject to the 20% withholding.

         Check with the Human Resources Department for further information on these rules.

                    DISTRIBUTIONS OF BENEFITS UPON YOUR DEATH

PRE-RETIREMENT DEATH BENEFITS

         If you are married and you die before distribution of your vested account balance has begun, your vested account balance will be distributed to your spouse, unless you designate an alternative Beneficiary (or Beneficiaries) for all or a portion of your account. To designate a Beneficiary (or Beneficiaries) other than your spouse, you must obtain your spouse's written consent. If you are unmarried at the time of your death, your vested account balance will be paid to your designated Beneficiary (or Beneficiaries).

         Distribution(s) to your spouse or Beneficiary (or Beneficiaries) will be made in the form(s) elected by your spouse or each Beneficiary.

POST-RETIREMENT DEATH BENEFITS

         If you die after the distribution of your vested account balance has commenced, the remainder of the distributions will continue to be paid, in the same manner, to your spouse or any Beneficiary (or Beneficiaries) you properly designated before your death.

6.  MISCELLANEOUS

NONDISCRIMINATION AND OTHER TESTING

         Each year the Employer is required to test the Plan for nondiscrimination. The test is performed by comparing the average percentage of Compensation contributed on behalf of the Highly Compensated Employees with the average percentage of Compensation contributed on behalf of the non-Highly Compensated Employees. The average percentage for the Highly Compensated cannot exceed the average percentage for the non-Highly Compensated by more than a certain amount prescribed by law.

         If the Plan fails the nondiscrimination test, or any other test required by the IRS, the Employer will be required to take steps, such as returning some of the contributions made on behalf of certain Highly Compensated Employees, to bring the Plan into compliance with the various nondiscrimination and related rules. You will be informed if any contributions need to be removed from the Plan and paid to you.

INVESTMENT OF THE TRUST FUND

         All contributions made on your behalf are held in a Trust Fund, in a separate account maintained in your name and invested by the Trustee. The Trust Fund is maintained strictly for the benefit of Participants and their Beneficiaries; the Trustee is required to act only in their interests. You will make decisions with respect to the investment of the assets in your particular account.

LOANS

         Loans are permitted. Loans are made only from your account and are subject to the nondiscriminatory terms and conditions prescribed by the Administrator, as described in the loan policy.

QUALIFIED DOMESTIC RELATIONS ORDERS

         While Federal law protects your Plan assets from creditors, qualified domestic relations orders are an exception. A qualified domestic relations order is a court order that gives an alternate payee (such as a spouse, former spouse, or child) a right to part or all of your Plan assets. Such an order can force payment of benefits while you are working even though the Plan may otherwise prohibit distributions earlier than retirement, termination, death or disability. The Plan Administrator will notify you if the Plan receives a domestic relations order relating to you and must determine, within a reasonable time, if the order is qualified. If you have any questions about qualified domestic relations orders, you should contact the Plan Administrator.

TOP-HEAVY PLAN

         For any Plan Year the Plan is determined to be Top-Heavy, the Employer may be required to make additional contributions on behalf of the non-Key Employees and/or to accelerate vesting.

AMENDMENT AND TERMINATION OF PLAN

         The Employer intends to maintain the Plan indefinitely. Nevertheless, the Employer does have the right to amend or terminate the Plan at any time. In the event the Plan is ever amended or terminated, the Plan contains the following provisions designed to protect your benefits: Once the Employer has made a valid contribution to the Trust, the Employer cannot recover it. Similarly, once you have a vested benefit, it cannot be taken away. Finally, unless the law requires it, or the government gives special permission, the amount in your account cannot be reduced and the Plan's distribution options cannot be restricted.

         Once you become a Participant in the Plan, you will maintain your interest in all future Employer contributions regardless of whether the Employer changes the Plan's eligibility and/or vesting requirements. If the Plan's vesting schedule is changed, Participants with three (3) or more Vesting Years (five (5) or more Vesting Years for Participants who have not been credited with an Hour of Service in a Plan Year beginning after 12/31/88) may choose to keep the old vesting schedule for their accounts.

         If the Plan is combined in any way with another plan, your benefit under the combined plan will not be less than it would have been if the Plan had terminated, instead of being combined with the other plan.

         If the Plan terminates or the Employer completely discontinues contributions, the Plan Administrator will instruct the Trustee as to whether and how to distribute Participants' accounts.

         The Employer has delegated a limited power to amend the Plan to Scudder Investor Services, Inc.

ADMINISTRATION

         The individual or entity whose name appears on page 28 will serve as Plan Administrator. It is the Plan Administrator's job to keep lists of Participants and their Beneficiaries, to process disbursement orders, to take care of bookkeeping and recordkeeping, and to prepare reports for employees and government agencies. The Plan Administrator will also have the authority to decide all questions about the interpretation of Plan provisions and to hold hearings on disputed claims for benefits.

CLAIMS AND REVIEW PROCEDURE

         The Plan Administrator will administer the Plan to provide benefits to you as soon as you are entitled to receive them. The following procedure is, however, available to you if you feel that you are entitled to a benefit you are not receiving: MAKING A CLAIM You must make a claim to the Plan Administrator IN WRITING unless the Plan Administrator agrees that this formality is not required.

NOTICE OF REASON FOR DENIAL

         If the Plan Administrator denies your claim to a benefit, you must receive written notice of the denial within 60 days after the day you filed your claim. This notice must give you the reasons for the denial and a description of what your rights are for review of the denial.

REVIEW

         You will have 60 days from the day you received a denial from the Plan Administrator to make a written application for review. You may have a hearing at that review session if you ask for it. If you request a hearing, you may have a lawyer with you, you may examine the Plan documents, and you may submit your own comments in writing.

         The Plan Administrator must make a decision on the review within 60 days of your application, except that up to 60 more days may be taken if the Plan Administrator finds that special circumstances exist, such as the need to hold a hearing. You will receive the Plan Administrator's decision in writing, including reasons for that decision.

"SPENDTHRIFT" PROVISIONS

         Generally, the Plan does not allow you to pledge, give away or sell your rights to your account. Except as expressly permitted under the Internal Revenue Code (I.E., you default on a Plan loan, a portion of your benefits are assigned pursuant to a qualified domestic relations order, contributions were made to your account(s) in excess of certain limits, etc.), your account balance may not be reduced.

TRUST FUND NOT INSURED

         The funds in the Plan are not insured because insurance is not available for this type of retirement plan. Pension insurance is available only for plans in which the actual dollar amount of the benefits is known. In this Plan, the actual dollar amount of the contributions varies from year to year, and the amount in your account depends on the investment results in the Trust Fund. The value in dollars of your benefits will therefore not be known until you are entitled to receive them. Consequently, the Plan is not eligible for insurance.

INABILITY TO LOCATE PERSON TO RECEIVE PAYMENT, INCOMPETENT BENEFICIARY

         If the person eligible to receive any benefit from the Plan is unable to be located or identified, the Plan Administrator, in his/her discretion, may direct the Trustee to: (1) forfeit and reallocate the benefit to the remaining Participants, (2) retain the benefit in the Trust, or (3) pay the benefit to a court pending judicial determination of who is entitled to the benefit. If the benefit is forfeited and reallocated, however, the Employer will be required to reinstate the benefit if the person eligible to receive the benefit is later located or identified.

         If the Plan Administrator decides that any person to whom a benefit is payable is physically or mentally incapable of handling his or her financial affairs, the Plan Administrator may direct the Trustee to make payments that would normally be due to that individual, either to the individual's legal representative or custodian, or to apply such payments directly for the individual's support and maintenance.

SPECIAL RIGHTS UNDER ERISA

         As a participant in the Plan, you are entitled to certain rights and protection under ERISA (Employee Retirement Income Security Act of 1974). ERISA provides that all participants will be entitled to:

         (a) Examine without charge, at the Plan Administrator's office, all Plan documents including insurance contracts and copies of all documents filed by the Plan with the U.S. Department of Labor, such as annual reports and Plan descriptions.

         (b) Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

         (c) Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary financial report.

         (d) Obtain a statement telling you whether you have a right to receive a pension at normal retirement age, and if so, what your benefits would be at normal retirement age if you stop working under the Plan now. If you do not have a right to a benefit, the statement will tell you how many more years you have to work to have a right to a benefit. You must request this statement in writing. The Plan Administrator is not required to provide this statement more than once a year, but must provide the statement free of charge.

         (e) In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, the Plan Administrator and the Trustee, are called "fiduciaries" of the Plan, and have a duty to act prudently and in the interest of you and other Plan Participants and Beneficiaries.

                No one, including the fiduciaries, your Employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA. If your claim for a pension benefit is denied in whole or in part, the Plan Administrator must provide you with a written explanation of the reason for the denial. You also have the right to have the Plan Administrator review and reconsider your claim.

                You can take the following steps to enforce the above rights under ERISA:

                1. If you request materials from the Plan Administrator and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

                2. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.

                3. If the Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may ask for assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees if, for example, it finds your claim is frivolous.

         If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor OR the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.

7. REFERENCES

NAME OF PLAN:                                     NE Restaurant Company, Inc.
                                                  Savings and Investment Plan


PLAN NUMBER:                                      ???


PLAN YEAR:                                        The 12-month period
                                                  ending on the last day of
                                                  December.


NAME, ADDRESS AND PHONE NUMBER
OF EMPLOYER:                                      NE Restaurant Company, Inc. 5
                                                  Clock Tower Place, Suite 200
                                                  Maynard, MA 01754 978.897.1400


EMPLOYER IDENTIFICATION NUMBER:                   06-1311266


EMPLOYER'S FISCAL YEAR:                           The 12-month period ending on
                                                  the last day of December.


NAME AND ADDRESS OF PLAN ADMINISTRATOR:           NE Restaurant Company, Inc. 5
                                                  Clock Tower Place, Suite 200
                                                  Maynard, MA 01754

NAME AND ADDRESS OF AGENT FOR
SERVICE OF LEGAL PROCESS:                         NE Restaurant Company, Inc. 5
                                                  Clock Tower Place, Suite 200
                                                  Maynard, MA 01754


NAME AND ADDRESS OF TRUSTEE:                      Scudder Trust Company
                                                  11 Northeastern Boulevard
                                                  Salem, NH 03079